Exhibit 10.2

Execution Version

GUARANTEE

This Guarantee, dated as of October 1, 2013 (this “Guarantee”), is made by Sumitomo Corporation, a corporation organized under the laws of Japan (the “Guarantor”) in favor of Edgen Group Inc., a Delaware corporation (the “Company”) Edgen Murray II, L.P., a Delaware limited partnership (“EM II LP”), and Bourland & Leverich Holdings LLC, a Delaware limited liability company (“B&L Holdings” and together with EM II LP, the “JCP Entities”). Reference is hereby made to the Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Sumitomo Corporation of America, a New York corporation (“Parent”), Lochinvar Corporation, a Delaware corporation (“Merger Sub”), and the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement. Reference is hereby further made to the Exchange and Tax Receivable Termination Agreement, dated as of the date hereof (the “Exchange and Termination Agreement”), by and among the Company, the JCP Entities, Parent and EDG Holdco, LLC, a Delaware limited liability company.

1. Guarantee. To induce the Company to enter into the Merger Agreement and the JCP Entities and the Company to enter into Exchange and Termination Agreement, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Company and the JCP Entities, on the terms and conditions set forth herein, the due and punctual observance, payment and performance and discharge of (a) the obligations, covenants and agreements of Parent and Merger Sub pursuant to the Merger Agreement and the Exchange and Termination Agreement strictly in accordance with the terms thereof and (b) all costs and expenses (including attorney’s fees and expenses) reasonably incurred by the Company in connection with the enforcement of its rights under Section 8.13 of the Merger Agreement that results in a final, non-appealable judgment against Parent, Merger Sub or the Guarantor (collectively, the “Guaranteed Obligations”). The Company hereby agrees that in no event shall the Guarantor be required to pay any amount to the Company under, in respect of, or in connection with this Guarantee, the Merger Agreement or the Exchange and Termination Agreement or the transactions contemplated hereby and thereby other than as expressly set forth herein or therein. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

2. Nature of Guarantee. The Company and the JCP Entities shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub become subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Company or the JCP Entities in respect of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the

Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment had not been made. This Guarantee is an unconditional guarantee of payment and performance and not of collection. In furtherance of the foregoing, the Guarantor acknowledges that its liability hereunder shall extend to the full amount of the Guaranteed Obligations, and that the Company or the JCP Entities may, in their sole discretion, bring and prosecute a separate action or actions against the Guarantor to enforce this Guarantee for such amount, regardless of whether any action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action.

3. Changes in Obligations.

(a) The Guarantor agrees that the Company and the JCP Entities may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of the Guaranteed Obligations, and may also make any agreement with Parent or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company, the JCP Entities and Parent or Merger Sub or any such other Person without in any way impairing or affecting the Guarantor’s obligations under this Guarantee.

(b) The Guarantor agrees that the Guaranteed Obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure or delay of the Company, subject to Section 8, to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub or any Person interested in the transactions contemplated by the Merger Agreement; (ii) the failure or delay of the Company or the JCP Entities, subject to Section 8, to assert any claim or demand or to enforce any right or remedy against Parent or any Person interested in the transactions contemplated by the Exchange and Termination Agreement (iii) any change in the time, place or manner of payment of the Guaranteed Obligations; (iv) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations, to or from this Guarantee, the Merger Agreement, the Exchange and Termination Agreement, or any related agreement or document; (v) any change in the corporate existence, structure or ownership of Parent or Merger Sub or any Person interested in the transactions contemplated by the Merger Agreement or Exchange and Termination Agreement; (vi) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations; (vii) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, Merger Sub, the Company or the JCP Entities, whether in connection with the Obligations or otherwise; or (viii) the adequacy of any other means the Company or the JCP Entities may have of obtaining payment of the Guaranteed Obligations.

4. Certain Waivers.

(a) To the fullest extent permitted by Laws, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law that would otherwise require any election of remedies by the Company or the JCP Entities. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any of the Guaranteed Obligations and all other notices of any kind (other than notices expressly required to be provided to (x) Parent or Merger Sub pursuant to Section 8.07 of the Merger Agreement or (y) Parent pursuant to Section 4(f) of the Exchange and Termination Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement or the Exchange and Termination Agreement, and all suretyship defenses generally (other than defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Sub under the Merger Agreement, the Exchange and Termination Agreement or a breach by the Company or the JCP Entities of the Guarantee). The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights which it may acquire by way of subrogation under the Merger Agreement or the Exchange and Termination Agreement, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations outstanding on the date such subrogation is sought shall have been paid and/or performed in full.

(b) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and the Exchange and Termination Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

5. No Waiver; Cumulative Rights. No failure on the part of the Company or the JCP Entities to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company or the JCP Entities of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Company or the JCP Entities or allowed it by Applicable Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company or the JCP Entities at any time or from time to time. The Company and the JCP Entities shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s or the JCP Entities’ rights against, Parent and/or Merger Sub prior to proceeding against the Guarantor hereunder. The failure by the Company or the JCP Entities to pursue rights or remedies against Parent, Merger Sub or any other Person shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of applicable Law, of the Company or the JCP Entities.

6. Representations and Warranties. The Guarantor hereby represents and warrants that:

(a) the Guarantor is a duly organized and validly existing company in good standing under the laws of the jurisdiction of its organization and has all power and authority to execute, deliver and perform this Guarantee;

(b) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s charter or similar organizational documents or any Laws binding on the Guarantor or any of its property or assets and no other proceedings or actions on the part of the Guarantor are necessary therefor;

(c) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Guarantee;

(d) this Guarantee has been duly and validly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity); and

(e) the Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 8 hereof.

7. Successors and Assigns. The Guarantor may not assign, delegate or otherwise transfer any of its rights, interests or obligations hereunder to any other Person (operation of law or otherwise) without the prior written consent of the other counterparties hereto. Any purported assignment, delegation or transfer in contravention of the preceding sentence shall be void ab initio.

8. Continuing Guaranty; Termination.

(a) Unless terminated pursuant to this Section 8, this Guarantee may not be revoked or terminated and shall remain in full force and effect and binding on the Guarantor, its successors and permitted assigns until the complete, irrevocable and indefeasible payment and satisfaction in full of the Guaranteed Obligations.

Notwithstanding the foregoing, this Guarantee shall terminate and the Guarantor shall have no further obligations under this Guarantee as of the earliest to occur of: (i) termination of the Merger Agreement in accordance with its terms; or (ii) the Effective Time, except in each case with respect to Parent’s and Merger Sub’s obligations under the Merger Agreement or Exchange and Termination Agreement that are in accordance with their respective terms to survive such termination of the Merger Agreement or the Effective Time, as applicable, for which this Guarantee shall remain in full force and effect until such obligations expire pursuant to their terms.

9. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission); or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9):

If to the Company:	Edgen Group Inc.
18444 Highland Road
Baton Rouge, Louisiana 70809
Facsimile: 225-756-7953
Attention: General Counsel

with a copy to:	Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Facsimile: 215-655-2971
E-mail: carmen.romano@dechert.com
eric.siegel@dechert.com
Attention: Carmen J. Romano and Eric S. Siegel

If to the JCP Entities:	c/o Edgen Murray II GP, LLC (in the case of EM)
Bourland & Leverich Holdings LLC (in the case of B&L)
520 Madison Avenue
New York, NY 10022
Facsimile: 212-284-1717
Email: ndaraviras@jefferies.com
Attention: Nicholas Daraviras

with a copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Facsimile: 212-806-6006
E-mail: mepstein@stroock.com and bkulman@stroock.com
Attention: Melvin Epstein and Bradley Kulman

If to the Guarantor:	Sumitomo Corporation
Harumi Island Triton Square Office Tower Y
8-11, Harumi 1-chome, Chuo-ku, Tokyo 104-8610
Facsimile: +81-3-5166-6374
Attention:
with a copy to:	Sumitomo Corporation of America
600 Third Avenue
New York, New York 10016
Facsimile: 212-207-0456
Attention: Lewis E. Farberman

Norton Rose Fulbright
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
Facsimile: 713-651-5246
E-mail: kevin.trautner@nortonrosefulbright.com
Attention: P. Kevin Trautner

10. Governing Law. This Guarantee shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

11. Submission to Jurisdiction; Venue.

(a) Any legal action, suit or proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby shall be heard and determined exclusively in the courts of the State of Delaware, or, in the event (but only in the event) that such court does not have subject-matter jurisdiction over such action or proceeding, in the federal courts of the United States of America located in the Delaware, and each party hereto hereby irrevocably submits to the personal jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail in accordance with Section 9 shall be effective service of process for any suit, action or other proceeding brought in any such court.

(b) Each party hereto waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Guarantee or the transactions contemplated hereby may not be enforced in or by such courts.

12. Waiver of Jury Trial. Each of the parties hereto acknowledges and agrees that any controversy that may arise under this Guarantee is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Guarantee or the transactions contemplated hereby.

13. Entire Agreement. This Guarantee constitutes the sole and entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, proposals, undertakings, understandings, agreements, representations and warranties, both written and oral, among the Guarantor or any of its Affiliates (other than the Company), on the one hand, and the Company or any of its Affiliates (other than the Guarantor), on the other hand, with respect to such subject matter.

14. Amendments and Waivers. No amendment or waiver of any provision of this Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Company and the JCP Entities, or in the case of a waiver, by the party against which the waiver is to be effective. No waiver by any party hereto shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.

15. No Third-party Beneficiaries. The parties hereto hereby agree that their respective representations, warranties and covenants as set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Guarantee, and this Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

16. Severability. Any term or provision of this Guarantee found to be invalid, illegal or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability and shall not affect any other term or provision of this Guarantee or invalidate or render unenforceable such term or provision in any other jurisdiction.

17. Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Guarantee.

18. Counterparts. This Guarantee may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Guarantee delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Guarantee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Guarantee as of the date first written above.

SUMITOMO CORPORATION

By	/s/ Toshikazu Nambu
Name:	Toshikazu Nambu
Title:	General Manager, Tubular Products Division

Agreed to and accepted by:
EDGEN GROUP INC.

By:	/s/ Daniel J. O’Leary
Name:	Daniel J. O’Leary
Title:	Chairman, President and Chief Executive Officer

EDGEN MURRAY II, L.P.

By:	Edgen Murray II GP, LLC, as its General Partner

By:	Jefferies Capital Partners IV, L.P., as its Majority Member

By:	JCP IV, LLC, as its General Partner

By:	Jefferies Capital Partners LLC, as its Managing Member

By:	/s/ James L. Luikart
Name:	James L. Luikart
Title:	Managing Member

[Signature Page to Guarantee]

BOURLAND & LEVERICH HOLDINGS LLC

By:	Jefferies Capital Partners IV, L.P., as its Member

By:	JCP IV, LLC, as its General Partner

By:	Jefferies Capital Partners LLC, as its Managing Member

By:	/s/ James L. Luikart
Name:	James L. Luikart
Title:	Managing Member

[Signature Page to Guarantee]